8th Annual Membership Meeting March 20, 2014

 This presentation contains financial information for the first quarter of the fiscal year ending September 31, 2014 which have not been audited and have been derived from our unaudited books and records only. This means that the financial results for the period have not been independently reviewed by a certified public accountant and there is no assurance from a qualified, independent, third party that the assumptions and other information underlying the financial results is reasonable. Further, this presentation contains forward looking statements that can, in some cases, be identified by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These statements are only our predictions and involve numerous assumptions, risks and uncertainties, including those referenced in our fiscal 2013 Form 10-K, 10-Q and other filings with the SEC which are specifically incorporated by reference herein. Our actual results or actions could and likely will differ materially from those anticipated in the forward looking statements.

 Welcome  Introductions  Recognition of Quorum  Secretary Report  Call Meeting to Order  Voting  Business Presentation  Election Results  Meeting Adjourn

 Chairman – Sid Mauch  Governors: ◦ Mike Appert, Vice Chairman/ Chairman of Risk Management committee ◦ Ambrose Hoff, Secretary ◦ Ron Aberle, Chairman of Audit committee Frank Kirschenheiter ◦ Anthony Mock ◦ Bill Price, Chairman of the Nomination committee  Chief Executive Officer – Gerald Bachmeier  Chief Financial Officer – Jodi Johnson

• Renewable Products Marketing Group • Steve Dietz– COO • Inspector of Election and SEC Legal Counsel – Brown Winick • Joe Leo • Independent Auditor – Eide Bailly • Dave Glennon • Qualified Matching Service Manager – FNC Ag Stock, LLC • Jayson Menke • Twin Rivers Trading • Jason Schwab

Quorum is constituted as of the Record Date, 40,148,160 Class A Membership Units were outstanding. The presence of members holding majority of the total outstanding membership units constitutes a quorum. We need 20,074,080 Membership Units represented at the meeting to constitute a quorum. If you submitted a properly executed proxy, then you are considered part of the quorum even if you are not physically attending the meeting.

 Proposal #1 – Election of Governors  Ron Aberle  Ambrose Hoff

 Proposal #2- Advisory vote on executive compensation ◦ (Say-On-Pay)

Voting

Chief Executive Officer Gerald Bachmeier

 Jennifer Ondracek  Ryan Wiege  Bill Schimetz  Dustin Willett  Mike Samuelson  Tyler Mock  Adam Bohrer  Kent Glasser  Chris Kline  Stacy Wagner

Production Results: Ethanol Sold (gallons) 51,528,405 Dried Distillers Grains Sold (tons) 91,304 Modified Distillers Grains Sold (tons) 83,052 Corn Oil Sold (pounds) 7,988,680 Corn Ground (bushels) 18,556,113 Production Yield 2.73

 Capital Improvements: ◦ Scrubber Project $312,228 ◦ Centrifuge Upgrade $253,293 ◦ Plate Packs $124,112 ◦ Railsiding Improvements $109,300

Fiscal year ended September 30, 2013 Fiscal year ended September 30, 2012 Revenues $154,790,603 $131,458,769 Gross profit (loss) $3,202,316 ($4,555,159) General & admin expenses $2,145,733 $2,224,351 Operating income (loss) $1,056,583 ($6,779,510) Interest & other income $518,639 $3,016,567 Interest expense ($941,059) ($935,032) Net income (loss) $634,163 ($4,697,975)

2013 2012 Revenues $33,785,964 $42,258,878 Gross Profit $4,622,659 $547,252 General & admin expenses $471,087 $526,247 Operating income $4,151,572 $21,005 Interest & other income $84,739 $46,677 Interest expense ($168,591) ($238,991) Net income (loss) $4,067,720 ($171,309)

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Election Results

 Proposal #1 – Election of Ron Aberle  For- 23,751,004 Election of Ambrose Hoff  For- 26,002,528

 Proposal #2- Advisory vote on executive compensation ◦ (Say-On-Pay) For- 20,923,710 Against- 1,366,776 Abstain- 2,903,780

Adjournment of Meeting